Resolution by Unanimous Consent of All of the Members of
                   The Board of Directors of FUELNATION, INC.

--------------------------------------------------------------------------------

         The undersigned, being all of the members of the Board of Directors of FuelNation, Inc. a Florida corporation (the "Corporation"), hereby take the following actions, and consent to the adoption of the following resolutions by unanimous consent, without a meeting with the same force and effect as if said resolutions had been duly adopted at a duly convened meeting of the Board of Directors pursuant to the By-Laws of the Corporation and the laws of the State of Florida:

         IT IS HEREBY RESOLVED, On August 15, 2002 the then CEO and President of the company, Chris Salmonson, was arrested by the Sheriff's Office in Broward County, Florida and was held on charges of grand theft relating to a real estate transaction that failed, with a church. The CEO and President denies that he has committed any offense or violation of law and has assured the Company that he will vigorously defend himself against the charges made against him. Mr. Salmonson has retained counsel with respect to these matters, and counsel is working toward his defense.

         The Company needs assistance from a professional consultant familiar with all aspects of public debt structure and negotiations. The company also needs someone familiar with the day to day operations and the know how to complete the secured taxable note financing in the amount of $100 million dollars. It is hereby agreed to continue the existing employment contracts economic terms and conditions with Mr. Chris Salmonson, during the time he has agreed to step a side from his position as CEO and President until the allegations against him are settled. Mr. Salmonson has agreed to maintain a full time consulting position with the company and all expenses including travel and vehicle will be reimbursed.

         The Company further agrees to allow Mr. Chris Salmonson to remain as signatory on the existing bank account of Bank of America, including to maintain his signatory authority to engage the company in debt obligations, sign stock transfers, settle debt, etc., until such time both party's mutually agree and or there is a full time replacement for his day to day activities and the company has reimbursed him for accrued payroll and relieved him of outstanding loans guaranteed by him. If for any reason his service to the company is terminated for any reason or his stock position is diluted - all loans will become due and payable upon such termination within 5 business days of termination. During the term of his consultation with the company the company agrees to a non-dilution period and will not dilute Mr. Salmonson's stock position. In the event of a dilution the company agrees to compensate Mr. Salmonson with additional shares within 15 business days.

         WHEREAS, the Company deemed it to be in the best interest of the Company to approve these services upon the terms and conditions contained therein.

         WHEREAS, The Company relies upon these services to complete its bond financing to operate as a going concern and hereby approves the same.

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         IT IS FURTHER RESOLVED, that notwithstanding anything to the contrary contained in the Certificate of Incorporation or the By-laws of the Corporation, the written consent of the Board authorizing the foregoing resolutions may be executed in counterparts and/or by facsimile; and

         IN WITNESS WHEREOF, the undersigned have executed this Consent as of November 28, 2002.

                                      THE BOARD OF DIRECTORS OF FUELNATION INC.


                                      By: /s/ CHRIS R. SALMONSON
                                          --------------------------------------
                                          Chris R. Salmonson

                                      By: /s/ SHAIKH ISA MOHAMMED ISA AL-KHALIFA
                                          --------------------------------------
                                          Shaikh Isa Mohammed Isa Al-Khalifa

                                      By: /s/ WILLIAM C. SCHLECHT
                                          --------------------------------------
                                          William C. Schlecht

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